EXHIBIT 99.1

                            AGREEMENT BY AND BETWEEN
                             National Bank of Geneva
                                Geneva, New York
                                       and
                  The Office of the Comptroller of the Currency

      National Bank of Geneva, Geneva, New York ("Bank") and the Comptroller of the Currency of the United States of America ("Comptroller") wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

      The Comptroller, through his/her National Bank Examiner, has examined the Bank, and his/her findings are contained in the Report of Examination for the examination that commenced on January 6, 2003 ("ROE").

      In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors ("Board"), and the Comptroller, through his/her authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

                                   ARTICLE I

                                  JURISDICTION

      (1) This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C. ss. 1818(b)(1).

      (2) This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. ss. 1818(e)(1) and 12 U.S.C. ss. 1818(i)(2).


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      (3) This Agreement shall be construed to be a "formal written agreement"
within the meaning of 12 C.F.R. ss. 5.51(c)(6)(ii). See 12 U.S.C. ss. 1831i.

      (4) This Agreement shall be construed to be a "written agreement" within the meaning of 12 U.S.C.ss. 1818(u)(1)(A).

      (5) All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to:

           James M. Gouldie
           Assistant Deputy Comptroller
           Upstate New York Field Office
           231 Salina Meadows Parkway, Suite 105
           Syracuse, New York 13212

                                   ARTICLE II

                              COMPLIANCE COMMITTEE

      (1) Within thirty days (30) days, the Board shall appoint a Compliance Committee of at least six (6) directors, of which no more than two (2) shall be employees of the Bank or any of its affiliates (as the term "affiliate" is defined in 12 U.S.C. ss. 371c(b)(1)), or a family member of any such person. Upon appointment, the names of the members of the Compliance Committee shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Agreement.

      (2) The Compliance Committee shall meet at least monthly.

      (3) Within thirty days (30) days of the appointment of the Committee and every thirty days thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

            (a) actions taken to comply with each Article of this Agreement; and


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            (b) the results of those actions.

      (4) The Board shall forward a copy of the Compliance Committee's report, with any additional comments by the Board, to the Assistant Deputy Comptroller.

                                  ARTICLE III

                                   ACTION PLAN

      (1) Within thirty (30) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written action plan detailing the Board's assessment of what needs to be done to address the regulatory recommendations outlined in the Report of Examination (ROE) and the requirements of this Agreement to improve the Bank, specifying how the Board will implement the plan, and setting forth a timetable for the implementation of the plan.

      (2) Upon completion of the plan, the Board shall submit the plan to the Assistant Deputy Comptroller for review. The Board shall establish appropriate procedures for the implementation of the plan.

      (3) In the event the Assistant Deputy Comptroller recommends changes to the action plan, the Board shall promptly incorporate those changes into the plan.

      (4) The plan shall be implemented pursuant to the time frames set forth within the plan unless events dictate modifications to the plan. Where the Board considers modifications appropriate, those modifications shall be submitted to the Assistant Deputy Comptroller for prior determination of no supervisory objection.

      (5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.


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                                   ARTICLE IV

                      BOARD TO ENSURE COMPETENT MANAGEMENT

      (1) Within one hundred and eighty days (180) days, the Board shall review the capabilities of the Bank's recently appointed management (President and Senior Loan Officer) to perform present and anticipated duties, and shall determine whether management changes should be made, including the need for additions to or deletions from current management.

      (2) For the incumbent officer in the position of Financial Officer, the Board shall within one hundred and eighty days (180) days assess the officer's experience, other qualifications and performance compared to the position's description, duties and responsibilities.

      (3) If the Board determines that an officer will continue in his/her position but that the officer's depth of skills needs improvement, the Board will within 30 days develop and implement a written program, with specific time frames, to improve the officer's supervision and management of the Bank. At a minimum the written program shall include:

      (a) an education program designed to ensure that the officer has skills and abilities necessary to supervise effectively;

      (b)   a program to improve the effectiveness of the officer;

      (c)   objectives by which the officer's effectiveness will be measured;
            and

      (d) performance appraisal program for evaluating performance according to the position's description and responsibilities and for measuring performance against the Bank's goals and objectives.


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Upon completion, a copy of the written program shall be submitted to the
Assistant Deputy Comptroller.

      (4) If any position mentioned in Paragraphs (1) or (2) of this Article become vacant now or in the future, including if the Board determines that the skills of the individual are not suitable for the position or realigns an existing officer's responsibilities and a position mentioned in paragraphs (1) or (2) becomes vacant, the Board shall within 30 days of such vacancy appoint (on an interim basis or otherwise) a capable person to the vacant position who shall be vested with sufficient executive authority to ensure the Bank's compliance with this Agreement and the safe and sound operation of functions within the scope of that position's responsibility.

      (5) Prior to the appointment of any individual to an executive officer or director position, the Board shall submit to the Assistant Deputy Comptroller the following information:

      (a) the information sought in the "Changes in Directors and Senior Executive Officers" booklet of the Comptroller's Corporate Manual, together with a legible fingerprint card for the proposed individual;

      (b) a written statement of the Board's reasons for selecting the proposed officer or director; and

      (c) a written description of the proposed officer's or director's duties and responsibilities.

      (6) The Assistant Deputy Comptroller shall have the power to disapprove the appointment of the proposed new director or executive officer. However, the lack of disapproval of such individual shall not constitute an approval or endorsement of the proposed new director or executive officer.


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      (7) The requirement to submit information and the prior disapproval provisions of this Article are based on the authority of 12 U.S.C. ss. 1818(b)(6)(E) and do not require the Comptroller to complete his/her review and act on any such information or authority within ninety (90) days.

                                   ARTICLE V

                        CAPITAL PLAN AND HIGHER MINIMUMS

      (1) The Bank shall achieve by December 31, 2003, and thereafter maintain, the following capital levels (as defined in 12 C.F.R. Part 3 and 12 C.F.R. Part
6):

      (a) Tier 1 leverage capital at least equal to seven percent (7%) of risk-weighted assets as defined by 12 C.F.R.ss.6.2(d) and (f);

      (b) Tier 1 risk-based capital equal to nine percent (9%) of risk weighted assets as defined by 12 C.F.R.ss. 6.2(i) and (f); and

      (c) Total risk-based capital of ten and one-half percent (10.5%) of risk weighted assets as defined by 12 C.F.R.ss. 6.2(k) and (f).

      (2) The Bank shall achieve by March 31, 2004, and thereafter maintain, the following capital levels (as defined in 12 C.F.R. Part 3 and 12 C.F.R. Part 6):

      (a) Tier 1 leverage capital at least equal to eight percent (8%) of risk-weighted assets as defined by 12 C.F.R.ss.6.2(d) and (f);

      (b) Tier 1 risk-based capital equal to ten percent (10%) of risk weighted assets as defined by 12 C.F.R. ss. 6.2(i) and (f); and

      (c) Total risk-based capital of twelve percent (12%) of risk weighted assets as defined by 12 C.F.R. ss. 6.2(k) and (f).


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      (3) Until such time the Bank has achieved compliance with paragraph (1) of this Article, at no time shall the Bank's capital levels drop below those levels as of the effective date of the Agreement.

      (4) The requirement in this Agreement to meet and maintain a specific capital level means that the bank may not be deemed to be "well capitalized" for purposes of 12U.S.C.ss. 1831o and 12 C.F.R. Part 6 pursuant to 12 C.F.R.ss. 6.4(b)(1)(iv).

      (5) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three year capital program. The program shall include:

      (a) specific plans for the maintenance of adequate capital that may in no event be less than the requirements of Paragraph (1);

      (b) projections for growth and capital requirements based upon strategic plan objectives and a detailed analysis of the Bank's assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

      (c) projections of the sources and timing of additional capital to meet the Bank's current and future needs;

      (d) the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank's needs;

      (e) contingency plans that identify alternative methods should the primary source(s) under (d) above not be available; and

      (f)   a dividend policy that permits the declaration of a dividend only:

            (i) when the Bank is in compliance with its approved capital program;

            (ii) when the Bank is in compliance with 12 U.S.C. ss.ss. 56 and 60; and

            (iii) with prior written notice to the Assistant Deputy Comptroller.


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      (6) Upon completion, the Bank's capital program shall be submitted to the
Assistant Deputy Comptroller for prior determination of no supervisory objection. Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the capital program. The Board shall review and update the Bank's capital program on an annual basis, or more frequently if necessary. Copies of the reviews and updates shall be submitted to the Assistant Deputy Comptroller.

      (7) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

                                   ARTICLE VI

                                   CREDIT RISK

      (1) Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program to reduce the high level of credit risk in the Bank. The program shall include, but not be limited to:

      (a) procedures to strengthen credit administration, underwriting, and problem loan identification particularly in the commercial, commercial real estate, and agricultural loan portfolios as outlined in the Report of Examination; and

      (b) procedures to strengthen management of lending operations and to maintain an adequate, qualified staff in all functional areas;

      (c) The Board shall submit a copy of the program to the Assistant Deputy Comptroller.


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      (d)   At least quarterly, the Board shall prepare a written assessment of the bank's credit risk, which shall evaluate the Bank's progress under the aforementioned program. The Board shall submit a copy of this assessment to the Assistant Deputy Comptroller.

      (2) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

                                  ARTICLE VII

                                CRITICIZED ASSETS

      (1) The Bank shall take immediate and continuing action to protect its interest in those assets criticized in the ROE, and any subsequent Report of Examination, by internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination.

      (2) Within one hundred and twenty (120) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written program designed to eliminate the basis of criticism of each problem asset in the ROE, any subsequent Report of Examination, any internal or external loan review, or any list provided to management by the National Bank Examiners during any examination designated "doubtful," "substandard," or "special mention." This program shall include, at a minimum:

      (a) the development of written action plans for each criticized borrower with an aggregate outstanding balance of one hundred thousand dollars ($100,000) or more or when total exposure on SBA guaranteed loan balance is one hundred


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            thousand dollars ($100,000) or more. At a minimum, these action plans should include those items outlined in the ROE as well as the following:

            (i)   an identification of the expected sources of repayment;

            (ii) the appraised value of supporting collateral and the position of the Bank's lien on such collateral where applicable;

            (iii) an analysis of current and satisfactory credit information, including cash flow analysis where loans are to be repaid from operations; and

            (iv) the proposed action to eliminate the basis of criticism and the time frame for its accomplishment.

      (b) The written action plans outlined in subparagraph 2(a) shall be produced and presented to the Board on a quarterly basis.

      (3) The Board, or a designated committee composed of a quorum of outside directors, shall conduct a review of the written action plans, on at least a quarterly basis, to determine:

      (a) the status of each criticized asset or criticized portion thereof that equals or exceeds one hundred thousand dollars ($100,000);

      (b) management's adherence to the program adopted pursuant to this Article;

      (c)   the status and effectiveness of the written program; and

      (d)   the need to revise the program or take alternative action.

      (4) Upon adoption, and quarterly thereafter, a copy of the written action plans for all criticized assets equal to or exceeding one hundred thousand dollars ($100,000) along with the Board's response shall be forwarded to the Assistant Deputy Comptroller.

      (5) The Bank may extend credit, directly or indirectly, including renewals, extensions or capitalization of accrued interest, to a borrower whose loans or other extensions of credit are


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criticized in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination and whose aggregate loans or other extensions exceed one hundred thousand dollars ($100,000) only if each of the following conditions is met:

      (a) the Board or designated committee finds that the extension of additional credit is necessary to promote the best interests of the Bank and that prior to renewing, extending or capitalizing any additional credit, a majority of the full Board (or designated committee) approves the credit extension and records, in writing, why such extension is necessary to promote the best interests of the Bank; and

      (b) a comparison to the written program adopted pursuant to this Article shows that the Board's formal plan to collect or strengthen the criticized asset will not be compromised.

      (6) A copy of the approval of the Board or of the designated committee shall be maintained in the file of the affected borrower.

      (7) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

                                  ARTICLE VIII

                                 LENDING POLICY

      (1) Within sixty (60) days, the Board shall review and revise the Bank's written loan policy. In revising this policy, the Board shall refer to the Loan Portfolio Management booklet, A-LPM, of the Comptroller's Handbook. This policy shall incorporate, but not necessarily be limited to, the following:


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      (a)   a description of acceptable types of loans;

      (b) a provision that current and satisfactory credit information will be obtained on each borrower;

      (c) establishing minimum requirements for uniform and comprehensive credit analysis, including full disclosure of all significant aspects of the proposed credit and an assessment of the risks involved, prior to credit approval;

      (d) maturity scheduling related to the anticipated source of repayment, the purpose of the loan, and the useful life of the collateral;

      (e) maximum ratio of loan value to appraised value or acquisition costs of collateral securing the loan;

      (f) collection procedures, to include follow-up efforts, that are systematically and progressively stronger;

      (g)   a definition of the Bank's trade area;

      (h) guidelines and limitations for loans originating outside of the Bank's trade area;

      (i) a limitation on aggregate outstanding loans in relation to other balance sheet accounts;

      (j)   distribution of loans by category;

      (k) limitations on participation loans by aggregate dollar per individual institution, and specific guidelines to properly administer participation loans;

      (l) a prohibition regarding the use of brokered deposits to fund loan growth or support criticized loans;

      (m) guidelines for loans to insiders, including a statement that such loans will not be granted on terms more favorable than those offered to similar outside borrowers;


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      (n)   guidelines and limitations on concentrations of credit;

      (o) a limitation on the type and size of loans that may be made by loan officers without prior approval by the Board or a committee established by the Board for this purpose;

      (p) measures to correct the deficiencies in the Bank's lending procedures noted in any Report of Examination (ROE); and

      (q) guidelines designed to improve Board oversight of the loan approval process, specifically with regard to credits exhibiting significant risk. At a minimum, the policy shall:

            (i) establish dollar limits on extensions of credit to any one borrower, above which the prior approval of the Board, or a committee thereof, would be required;

            (ii) establish dollar limits on aggregate extensions of credit to any one borrower, above which any new extensions of credit to that borrower, regardless of amount, would require the prior approval of the Board, or a committee thereof; and

            (iii) require that all credits which deviate from the Bank's normal course of business, including all credits which deviate from the Bank's written strategic plan, receive the prior approval of the Board, or a committee thereof.

      (r) guidelines consistent with Banking Circular 255, Troubled Loan Workouts and Loans to Borrowers in Troubled Industries setting forth the criteria under which


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            renewals of extensions of credit may be approved. At a minimum the policy shall:

            (i) ensure that renewals are not made for the sole purpose of reducing the volume of loan delinquencies; and

            (ii) provide guidelines and limitations on the capitalization of interest;

      (s) charge-off guidelines, by type of loan or other asset, including Other Real Estate Owned, addressing the circumstances under which a charge-off would be appropriate and ensuring the recognition of losses within the quarter of discovery; and

      (t) a pricing policy that takes into consideration costs, general overhead, and probable loan losses, while providing for a reasonable margin of profit;

      (u) guidelines for periodic review of the Bank's adherence to the revised lending policy.

      (2) Upon adoption, the policy shall be implemented, the Board shall thereafter ensure Bank adherence to the policy, and a copy of the policy shall be forwarded to the Assistant Deputy Comptroller for review.

      (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policy developed pursuant to this Article.


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                                   ARTICLE IX

                                NONACCRUAL LOANS

      (1) The Bank shall immediately reverse or charge-off all interest that has been accrued contrary to the requirements contained in the Instruction for Preparation of Consolidated Reports of Condition and Income ("Call Report Instructions") governing nonaccrual loans. Further, the bank shall immediately reverse or charge-off that portion of the remaining accrued interest on such loans that, when combined with principal, is not protected by sound collateral values

      (2) Within thirty (30) days, but no later than the next call report filing on September 30, 2003, whichever date is earlier, the Board shall adopt and implement written policies and procedures governing the supervision and control of nonaccrual loans. Such policies and procedures shall:

      (a) be consistent with the accounting requirements contained in the Call Report Instructions;

      (b) address the circumstances under which accrued interest due on a loan may be added to the outstanding principal amount when the loan is renewed or restructured; address the comments provided in the ROE, and

      (c) require the monthly presentation to the Board of all loans meeting any of the nonaccrual criteria.

      (3) Within sixty (60) days, the Board shall develop and implement a written policy that shall provide for auditing accrued interest on loans. The policy shall, at a minimum, provide for quarterly audits of loan accruals and incorporate procedures for periodically testing the


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Bank's identification of nonaccrual loans as governed by the policy adopted pursuant to paragraph (1) above.

      (4) Upon adoption, a copy of the written policies and procedures shall be forwarded to the Assistant Deputy Comptroller and the Board shall thereafter ensure Bank adherence to all policies and procedures developed pursuant to this Article.

      (5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policies developed pursuant to this Article.


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                                   ARTICLE X

                           APPRAISALS OF REAL PROPERTY

      (1) Within thirty (30) days, the Board shall engage the services of an independent, professionally certified, or licensed appraiser(s) to provide:

      (a) a written or updated appraisal, in accordance with 12 C.F.R. Part 34, for each parcel of real property that represents primary collateral behind any extension of credit where:

            (i) the appraisal is specifically required by the provisions of 12 U.S.C. ss. 34 Subpart C - Appraisals;

            (ii) the loan was criticized or classified in the ROE or by the Bank's internal loan review, and the most recent independent appraisal is more than twelve (12) months old; or

            (iii) accrued interest or loan fees have been or will be added to the outstanding principal balance, and the most recent independent appraisal is more than twelve (12) months old;

      (b) a written appraisal on each parcel of "Other Real Estate Owned" where it is needed to bring the Bank into conformity with the provisions of 12 C.F.R. Part 34.

      (2) The Board shall specifically instruct the appraiser(s) to comply with the requirements of 12 C.F.R. Part 34. The details surrounding any and all other instructions given to the appraiser(s) by the Bank, whether written or oral, shall be provided to the Assistant Deputy Comptroller for review prior to the appraiser(s) undertaking the actual appraisals.


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      (3) All such appraisals shall be completed within one hundred and twenty
(120) days, and certification by the Board attesting to the completion of the appraisals shall be forwarded to the Assistant Deputy Comptroller.

                                   ARTICLE XI

                        CREDIT AND COLLATERAL EXCEPTIONS

      (1) Within ninety (90) days the Board shall obtain current and satisfactory credit information on all loans lacking such information, including those listed in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any listings of loans lacking such information provided to management by the National Bank Examiners at the conclusion of an examination.

      (2) Within ninety (90) days the Board shall ensure proper collateral documentation is maintained on all loans and correct each collateral exception listed in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any listings of loans lacking such information provided to management by the National Bank Examiners at the conclusion of an examination.

      (3) Effective immediately, the Bank may grant, extend, renew, alter or restructure any loan or other extension of credit only after:

      (a) documenting the specific reason or purpose for the extension of credit;

      (b)   identifying the expected source of repayment in writing;

      (c) structuring the repayment terms to coincide with the expected source of repayment;

      (d) obtaining and analyzing current and satisfactory credit information, including cash flow analysis, where loans are to be repaid from operations;


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            (i)   Failure to obtain the information in Subparagraph (3)(d) shall require a majority of the full Board (or a delegated committee thereof) to certify in writing the specific reasons why obtaining and analyzing the information in 3(d) would be detrimental to the best interests of the Bank.

            (ii) A copy of the Board certification shall be maintained in the credit file of the affected borrower(s). The certification will be reviewed by this Office in subsequent examinations of the Bank; and

      (e) documenting, with adequate supporting material, the value of collateral and properly perfecting the Bank's lien on it where applicable.

      (4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policy developed pursuant to this Article.

                                  ARTICLE XII

                              INTERNAL LOAN REVIEW

      (1) The Board shall within thirty (30) days employ or designate a sufficiently experienced and qualified person(s) or firm to ensure the timely and independent identification of problem loans and leases.

      (2) Within forty-five (45) days, the Board shall establish an effective, independent loan review system to periodically review the Bank's loan and lease portfolios to assure the timely identification and categorization of problem credits and provide an assessment of the overall condition of the loan and lease portfolios. The system shall provide for a written report to be filed with the Board after each review and shall use a loan and lease grading system


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consistent with the guidelines set forth in the Rating Credit Risk booklet,
A-RCR, of the Comptroller's Handbook. These reports shall, at a minimum, include conclusions regarding:

      (a) the identification, type, rating, and amount of problem loans and leases;

      (b)   credit and collateral documentation exceptions;

      (c) the identification and status of credit related violations of law, rule or regulation;

      (d) the identity of the loan officer and/or participating financial institution who originated each loan reported in accordance with subparagraphs (a) through (c) of the Article as well as the adequacy of loan officer credit analyses;

      (e) loans and leases to executive officers, directors, principal shareholders (and their related interests) of the Bank;

      (f) loans and leases not in conformance with the Bank's lending and leasing policies, and exceptions to the Bank's lending and leasing policies;

      (g)   the adequacy of allowance for loan and lease loss allocations; and

      (h) the adequacy of written action plans for criticized borrowers as outlined in Article VII.

      (3) At least annually, such report, also shall include conclusions on, at a minimum:

      (a)   the overall quality of the loan and lease portfolios;

      (b)   concentrations of credit; and

      (c) the adequacy of management's documentation supporting the allowance for loan and lease loss methodology and as well as the methodology's compliance with regulatory guidance.


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      (4) The Board shall evaluate the internal loan and lease review report(s)
and shall ensure that immediate, adequate, and continuing remedial action, if appropriate, is taken upon all findings noted in the report(s).

      (5) A copy of the reports submitted to the Board, as well as documentation of the action taken by the Bank to collect or strengthen assets identified as problem credits, shall be maintained in the Bank.

      (6) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policy developed pursuant to this Article.

                                  ARTICLE XIII

                       ALLOWANCE FOR LOAN AND LEASE LOSSES

      (1) The Board shall review the adequacy of the Bank's Allowance for Loan and Lease Losses (Allowance) and shall establish a program for the maintenance of an adequate Allowance. This review and program shall be designed in light of the comments on maintaining a proper Allowance found in the ROE, the Comptroller's Handbook - Allowance for Loan and Lease Losses booklet, A-ALLL, OCC Bulletin 2001-37, Policy Statement on Allowance for Loan and Lease Losses Methodologies and Documentation for Banks and Savings Institutions, and Statement of Financial Accounting Standards (FASB) 114 - Accounting by Creditors for the Impairment of a Loan, and shall focus particular attention on the following factors:

      (a)   results of the Bank's internal and external loan review;

      (b)   an estimate of inherent loss exposure on each significant credit;

      (c)   loan loss experience;

      (d)   trends of delinquent and nonaccrual loans;


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      (e)   concentrations of credit in the Bank;

      (f)   present and prospective economic conditions; and

      (g)   participations purchased from other financial institutions.

      (2) The program shall provide for a review of the Allowance by the Board at least once each calendar quarter. Any deficiency in the Allowance shall be remedied in the quarter it is discovered, prior to the filing of the Consolidated Reports of Condition and Income, by additional provisions from earnings. Written documentation shall be maintained indicating the factors considered and conclusions reached by the Board in determining the adequacy of the Allowance.

      (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

                                  ARTICLE XIV

                          INSIDER BUSINESS TRANSACTIONS

      (1) The Bank may enter into a Business Transaction with an Insider only if the Business Transaction is:

      (a) made on terms and under circumstances that are substantially the same, or at least as favorable to the Bank, as those prevailing at the time for comparable transactions with or involving other companies or individuals who are not Insiders or related interests of Insiders;

      (b) made, in the absence of comparable transactions, on reasonable commercial terms entered into in good faith and reflecting comparable service fees payable to similarly situated service providers (for example, professional service contracts);

      (c) preceded by a finding by the Board that the primary purpose of the Business Transaction is to further the best interests of the Bank; and

      (d) approved in advance by a majority of the entire Board, not merely a quorum thereof, with any interested Insider abstaining from voting and participating directly or indirectly in the deliberations regarding the approval.

      (2) For purposes of this Agreement, the following definitions shall apply:

      (a) "Related Interest" shall have the same meaning as set forth in 12 C.F.R. ss. 215.2.

      (b) "Business Transaction" means any single transaction in excess of $250,000 or which creates an aggregate relationship in excess of $500,000 (including any renewal of or changes to an existing transaction). "Business Transaction" applies to transactions and relationships other than as a depositor, borrower, employee or director, and excludes Bank income tax payments and dividends lawfully made to Financial Institutions Inc. (FII) (the Bank's holding company) and the Bank's payment of salaries and benefits to FII (the Bank's holding company) for work performed by holding company employees.

      (c) "Company" shall have the same meaning as set forth in 12 C.F.R. ss. 215.2.

      (d)   "Person" shall meaning as individual or a company.

      (e) "Control" shall mean the power to vote directly or indirectly 25 percent or more of any class of voting securities of a company, the ability to control in any manner the election of a majority of a company's directors, or the ability to exercise a controlling influence over the management and policies of a company. Any general partner of a partnership is presumed to control the partnership. A person who directly or indirectly owns, controls, or has power to vote at least 10 percent of any class of voting securities of a company and is an executive officer or director of that company is deemed to control that company by exercising a controlling influence over that company.

      (f) "Insider" shall have the same meaning as set forth in 12 C.F.R. ss. 215.2.

                                   ARTICLE XV

                                OVERDRAFT POLICY

      (1) Within thirty (30) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written policy concerning the extension of overdrafts that shall include, at a minimum:

      (a) conditions and circumstances under which overdrafts will be allowed, taking into consideration the requirements of 12 U.S.C. ss. 375b;

      (b)   charges that will be levied against depositors using overdrafts;

      (c) conditions and circumstances under which overdrafts will be permitted to principal shareholders or the related interests (as that term is defined in 12 C.F.R. Part 215) of executive officers, directors or principal shareholders; and

      (d) conditions and circumstances under which overdrafts will be charged off.

      (2) Upon adoption, a copy of this policy shall be forwarded to the Assistant Deputy Comptroller.

      (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policy developed pursuant to this Article.

                                  ARTICLE XVI

                            AFFILIATES - TRANSACTIONS

      (1) The Bank may, directly or indirectly, pay money or its equivalent to or for the benefit of, or extend credit in any form to or for the benefit of, its affiliates (as defined in 12 U.S.C. ss. 221a and 371c), or transfer assets between the Bank and its affiliates, or enter into or engage in any transaction that obligates the Bank to do the same only after:

      (a) the Board has conducted an independent review of the action, that is documented in writing;

      (b) the Board has determined in writing that it is advantageous for the Bank to engage in such action, and that the action complies with all applicable laws, rules, regulations, and Comptroller's issuances, including, but not limited to 12 U.S.C. ss. 371c and 371c-1.

      (2) Prior to the payment of any management or other fees to any affiliate of the Bank as defined in 12 U.S.C. ss. 221a and 12 U.S.C. ss. 371c ("Affiliate"), the Board, or delegated committee of the Board, shall document and support, in writing, that such fees:

      (a)   are reasonable;

      (b) have a direct relationship to, and are based solely upon, the fair value of goods and services received by the Bank; and

      (c) compensate the Affiliate only for providing goods and services which meet the legitimate needs of the Bank.

      (3) All documentation supporting the payment of management and other fees to an Affiliate, shall be preserved in the Bank.

                                  ARTICLE XVII

                  ADMINISTRATIVE APPEALS AND EXTENSIONS OF TIME

      (1) If the Bank determines that an exception to any provision of this Agreement is in the best interests of the Bank, or requires an extension of any timeframe within this Agreement, the Board shall submit a written request to the Assistant Deputy Comptroller asking for relief.

      (2) Any written requests submitted pursuant to this Article shall include a statement setting forth in detail the special circumstances that prevent the Bank from complying with any provision, that require the Assistant Deputy Comptroller to exempt the Bank from any provision, or that require an extension of any timeframe within this Agreement. All such requests shall be accompanied by relevant supporting documentation.

      (3) The Assistant Deputy Comptroller's decision in granting the request is final and not subject to further review.

                                 ARTICLE XVIII

                                     CLOSING

      (1) Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.

      (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him/her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

      (3) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

      (4) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

      (5) In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

      (a) authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement;

      (b) require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement;

      (c) follow-up on any non-compliance with such actions in a timely and appropriate manner; and

      (d) require corrective action be taken in a timely manner of any non-compliance with such actions.

      (6) This Agreement is intended to be, and shall be construed to be, a supervisory "written agreement entered into with the agency" as contemplated by 12 U.S.C. ss. 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the OCC or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the OCC may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. ss. 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the OCC has any intention to enter into a contract. The Bank also expressly acknowledges that no OCC officer or employee has statutory or other authority to bind the United States, the U.S. Treasury Department, the OCC, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the OCC's exercise of its supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.